         As filed with the Securities and Exchange Commission on May 6, 1999
                            -------------------------
                              Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------
                             SYPRIS SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)
                               -------------------

       Delaware                                        61-1321992
----------------------------            ----------------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                             455 South Fourth Street
                           Louisville, Kentucky 40202
   (Address, including zip code, of Registrant's principal executive offices)
                               -------------------
         SYPRIS SOLUTIONS, INC. INDEPENDENT DIRECTORS' STOCK OPTION PLAN

                            (Full title of the plan)
                               -------------------
                                 JEFFREY T. GILL
                      President and Chief Executive Officer
                             Sypris Solutions, Inc.
                             455 South Fourth Street
                           Louisville, Kentucky 40202
                                 (502) 585-5544
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------
                                   Copies to:
                              ROBERT A. HEATH, ESQ.
                             Wyatt, Tarrant & Combs
                               2800 Citizens Plaza
                           Louisville, Kentucky 40202
                                 (502) 589-5235



                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                             Proposed Maximum          Proposed Maximum             Amount of
 Title of Securities       Amount to be        Offering Price         Aggregate Offering            Registration
   to be Registered        Registered<F1>       Per Share(<F2>              Price<F2>                    Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value              250,000            $8.0625                 $2,015,625.00                  $560.35

=========================================================================================================================
<F1> Includes  additional shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.

<F2> Calculated  in  accordance  with Rule  457(c)  solely  for the  purpose  of computing the amount of the  registration fee based upon the average of the high and low sale  price for the Common  Stock as  reported  on the  Nasdaq  National
Market on April 30, 1999.
==========================================================================================================================

          The contents of the Registrant's Form S-8 Registration Statements Nos. 33-94544, 333-07195, and 333-52593, as filed with the Commission on July 13, 1995, June 28, 1996, and May 13, 1998, respectively, and the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos.
33-94546,  333-07195,  33-94544,  333-07199  and  333-07111,  as filed  with the
Commission on May 13, 1998, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

                  See Index to Exhibits on page 6.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 29th day of April, 1999.

                                      SYPRIS SOLUTIONS, INC.

                                      By: /S/ JEFFREY T. GILL
                                          Jeffrey T. Gill
                                          President and Chief Executive Officer

                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D. Johnson and Anthony C. Allen as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures                             Title                         Date

/S/ JEFFREY T. GILL        President, Chief Executive          April 29, 1999
Jeffrey T. Gill            Officer and Director


/S/ DAVID D. JOHNSON       Vice President, Treasurer           April 29, 1999
David D. Johnson           and Chief Financial Officer
                           (Principal Financial Officer)

/S/ ANTHONY C. ALLEN       Vice President, Controller          April 29, 1999
Anthony C. Allen           and Assistant Secretary
                           (Principal Accounting Officer)


/S/ ROBERT E. GILL         Chairman of the Board              April 29, 1999
Robert E. Gill             and Director


/S/ R. SCOTT GILL          Director                           April 29, 1999
R. Scott Gill


/S/ HENRY F. FRIGON        Director                           April 29, 1999
Henry F. Frigon


/S/ WILLIAM L. HEALEY      Director                           April 29, 1999
William L. Healey


/S/ ROGER W. JOHNSON       Director                           April 26, 1999
Roger W. Johnson


/S/ SIDNEY R. PETERSEN     Director                           April 29, 1999
Sidney R. Petersen


/S/ ROBERT SROKA           Director                           April 29, 1999
Robert Sroka

                                INDEX TO EXHIBITS


Exhibit Number    Description of Exhibit                                Page

    4             Sypris Solutions, Inc. Independent Directors' Stock     7
                  Option Plan Adopted on October 27, 1994, as Amended and Restated Effective February 23, 1999.

    5             Opinion of Wyatt, Tarrant & Combs.                     13

    23(a)         Consent of Wyatt, Tarrant & Combs (contained in
                  Exhibit 5).

    23(b)         Consent of Ernst & Young LLP.                          15

    24            Power of Attorney (precedes signatures).